EXHIBIT 3

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (as the same may be amended, modified or supplemented from time to time hereto, this “Agreement”) dated as of November 13, 2013 by and among Fintech Investments Ltd., a limited liability company duly organized and existing under the laws of the British Virgin Islands (the “Guarantor”), and Telecom Italia S.p.A., a company duly organized and existing under the laws of Italy with its registered office at Piazza degli Affari, 2, Milan, Italy (“TI”), Telecom Italia International N.V., a company duly organized and existing under the laws of The Netherlands with its registered office at Strawinskylaan 1627, 1077XX Amsterdam (“TII” and together with TI, the “Sellers”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the SPA (as defined below).

WHEREAS, Fintech Telecom, LLC (together with its successors and assigns, including any Substitute Purchaser designated in accordance with the SPA, the “Purchaser”) and the Sellers are parties to a Stock Purchase Agreement dated as of the date hereof (as amended from time to time by the parties thereto, the “SPA”), pursuant to which the Sellers will sell the Shares to the Purchaser and the Purchaser will acquire the Shares from the Sellers upon the terms and subject to the conditions set forth in the SPA;

WHEREAS, as an inducement and condition to the entrance of the Sellers into the SPA, (1) the Purchaser and the Sellers are parties to a memorandum of understanding dated as of the date hereof in respect of certain transition services to be made available by the Sellers (as amended from time to time by the parties thereto, the “Transition Services MOU”) and (2) the Los W Parties and the Sellers are parties to a memorandum of understanding dated as of or prior to the date hereof in respect of the waiver and amendment of drag-along rights under the Shareholders Agreement in connection with the Sale (as amended from time to time by the parties thereto, the “Drag Waiver MOU”);

WHEREAS, as an inducement and condition to the entrance of the Sellers into the SPA, (1) the Guarantor and the Sellers are parties to a Guaranty dated as of the date hereof (the “Guaranty”) pursuant to which, among other things, the Guarantor absolutely, unconditionally, and irrevocably guarantees to the Sellers the performance of the obligations of the Purchaser and the Los W Parties under the foregoing documents, including prompt payment when due of the Payment Amounts (as hereinafter defined), (2) the Guarantor has agreed to execute and deliver to the Sellers this Agreement pursuant to which the Guarantor grants a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined), on the terms provided herein, and (3) the Guarantor has agreed to execute the Account Control Agreement (as hereinafter defined); and

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.        Definitions, Etc.

1.01           Certain Uniform Commercial Code Terms.  As used herein, the terms “General Intangible”, “Investment Property” and “Proceeds” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Financial Asset” and “Security Entitlement” have the respective meanings set forth in Article 8 of the NYUCC.

1.02           Additional Definitions.  In addition, as used herein:

“Account” means an account established on the date hereof and maintained by the Intermediary in the name of Guarantor, identifying the Sellers as pledgees of the Guarantor (as the same may be redesignated, renumbered or otherwise modified) to hold Collateral. For purposes of the NYUCC, the account shall be deemed to consist of a “securities account” (within the meaning of Section 8-501(a) of the NYUCC) with respect to securities held therein and a “deposit account” (within the meaning of Section 9-102 of the NYUCC) with respect to cash deposited in or credited to the Account.

“Account Control Agreement” means that certain Account Control Agreement, dated as of the date hereof, among the Intermediary, the Guarantor and the Sellers attached hereto as Exhibit E.

“Additional Shares” means any additional ADSs beneficially owned by the Guarantor and deposited into the Account as required pursuant to Section 4.05(b). For the avoidance of doubt, it is hereby agreed that for the purposes of this Agreement any Additional Shares shall be deemed “Pledged Shares” immediately upon deposit into the Account.

“Adjudicator” shall mean one of the following nationally recognized accounting firms: KPMG, Ernst & Young or Deloitte.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

 “American Depositary Shares” or “ADSs” means American Depositary Shares each representing one-twentieth (1/20th) of a Series B Preferred Share of the Company and represented by American Depositary Receipts issued pursuant to the Deposit Agreement.

“ATV” means the fifteen (15) Trading Day volume-weighted average trading value of the Pledged Shares calculated in accordance with Schedule 1; provided that the Guarantor shall notify the Sellers within two (2) Business Days of the closing of any transactions of the Purchaser or the Guarantor or their Affiliates, including pricing and volume information, and any such transactions shall be excluded from such calculation; provided, further, that if any such transactions close on the Thursday or Friday of any week then, notwithstanding the foregoing, the Guarantor shall notify the Sellers on the Friday of such week of the closing of such transactions, including pricing and volume information.

“Business Day(s)” means any day other than Saturday or Sunday or any day on which banking institutions in the City of New York, USA or Rome, Italy or Amsterdam, The Netherlands are authorized or required by Law, regulation or executive order, to remain closed.

“BVI Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.

“Cash Collateral” means cash in US Dollars or Cash Equivalents.

“Cash Equivalents” means securities issued by, or unconditionally and fully guaranteed or insured by the full faith and credit of, the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition.

“Collateral” has the meaning assigned to such term in Section 3.

“Collateral Testing Date” has the meaning assigned to such term in Section 4.05.

“Company” means Nortel Inversora S.A., a sociedad anónina duly organized  and existing under the laws of the Republic of Argentina.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Decrease Notice” has the meaning assigned to such term in Section 4.05.

“Deposit Agreement” means the Deposit Agreement dated as of May 27, 1997 among the Company, the Depositary and the owners of American Depositary Receipts issued thereunder.

“Depositary” means J.P. Morgan Chase Bank, N.A., successor-in-interest to Morgan Guaranty Trust Company of New York, as Depositary under the Deposit Agreement.

“Dispute Notice” has the meaning set out in Section 4.05(d).

“Dividend Amount Obligation” means the obligation of the Guarantor under the Guaranty to make payment to the Sellers of the Dividend Adjustment Amount in US Dollars outside of Argentina (if any) or any portion thereof due and owing to the Sellers in the event that the Purchaser fails to pay such amount to the Sellers prior to or on the date that is forty-five (45) days after the Closing Date, in accordance with the terms of the SPA.

“Dividend Release Date” has the meaning assigned to such term in Section 4.06.

“Error Notice” has the meaning assigned to such term in Section 4.06(f).

“Event of Default” means a breach by the Guarantor of its obligation to pay any Payment Amount to the Sellers in accordance with the terms of and subject to the conditions set forth in the Guaranty, the SPA, the Transition Services MOU, the Drag Waiver MOU and this Agreement.

“Final Release Date” has the meaning assigned to such term in Section 4.06.

“First Release Date” has the meaning assigned to such term in Section 4.06.

“Freezing Notice” has the meaning assigned to such term in Section 4.09.

“Increase Notice” has the meaning assigned to such term in Section 4.05.

“Indemnification Obligation” means the obligation of the Guarantor under the Guaranty to make payment of an amount to the Sellers of any amounts due and owing to the Sellers pursuant Section 9.02 of the SPA and Paragraph 5 of the Transition Services MOU, solely to the extent that a final, non-appealable decision or judgment of an arbitral panel or other Governmental Entity (or any appealable decision if such decision is not appealed within 90 days) determines, or it is expressly agreed in writing by the parties hereto, that such amount is due and owing from the Purchaser to the Sellers or their Affiliates thereunder (and in respect of which decision, agreement or judgment the Purchaser and the Guarantor have failed to make payment within three (3) Business Days).

“Initial Shares” means 4,750,000 ADSs.

“Intermediary” means the intermediary in respect of the Account appointed in accordance with the Account Control Agreement, and as of the date hereof is Deutsche Bank Trust Company of the Americas.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, encumbrance, charge, deposit arrangement, preference, priority or security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Maximum Shares” means a number of ADSs equal to 150% of the Initial Shares.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Payment Amount” means each of (a) the Purchase Price Obligation, (b) the Waiver Fee Obligation, (c) the Dividend Amount Obligation, (d) the Transition Payment Amount Obligation, (e) the Indemnification Obligation and (f) the TAR Payment Obligation, together with any reasonable and documented costs and expenses incurred by the Sellers in the enforcement of this Agreement.

“Permitted Collateral Amount” means, with respect to any Payment Amount in respect of which an Event of Default has occurred, an amount of Pledged Shares and Cash Collateral equal to such Payment Amount plus any costs and expenses of the realization of the relevant Collateral and payment of the Secured Obligations; provided that solely for purposes of this definition (and not for any other provision in this Agreement), the value of Pledged Shares shall be deemed to be 80% of the ATV.

“Pledged Shares” means (a) initially, the Initial Shares and (b) thereafter, any ADSs that are credited to the Account from time to time in accordance herewith.

“Purchase Price Obligation” means the obligation of the Guarantor under the Guaranty to make payment to the Sellers of the Purchase Price in US Dollars outside of Argentina or any portion thereof due and owing to the Sellers in the event that the Purchaser fails to pay to the Sellers at the Closing, in accordance with, and solely following the satisfaction or waiver of, the conditions to Closing set forth in Article 7 of the SPA, an amount equal to the Sofora Purchase Price; provided that solely for the purposes of this Agreement, no Purchase Price Obligation shall be deemed to be due and owing unless the Regulatory Approval has been received without conditions (or with conditions that the Purchaser has unconditionally agreed in writing to fulfill).

“Release Date” means each of the First Release Date, the Dividend Release Date (if any), the Second Release Date and the Final Release Date.

“Release Notice” has the meaning assigned to such term in Section 4.06(f).

“Required Amount” has the meaning assigned to such term in Section 4.06.

“Second Release Date” has the meaning assigned to such term in Section 4.06.

“Secured Parties” means, collectively, the Sellers, the Intermediary and, in each case, their respective permitted successors and assigns.

“Secured Obligations” means, collectively, the TAR Payment Obligation, the Purchase Price Obligation, the Dividend Amount Obligation, the Transition Payment Amount Obligation, the Waiver Fee Obligation and the Indemnification Obligation.

“TAR Payment Obligation” means the obligation of the Guarantor under the Guaranty to make payment of the TAR Purchase Price in US Dollars outside of Argentina or any portion thereof due and owing to the Sellers in the event that the Purchaser fails to pay to TAR, on the date on which it is due in accordance with the terms of the SPA, such amount in accordance with the terms of the SPA.

“Trading Day” means any day other than Saturday or Sunday or any day in which the New York Stock Exchange is authorized or required by Law, regulation or executive order, to remain closed

“Transition Payment Amount Obligation” means the obligation of the Guarantor, if any, under the Guaranty to make payment to the Sellers of the Transition

Services Availability Payment (as such term is defined in the Transition Services MOU) in US Dollars outside of Argentina or any portion thereof due and owing to the Sellers in the event that the Purchaser fails to pay to the Sellers, on the date on which it is required to be paid, in accordance with the terms of the Transition Services MOU, an amount equal to the Transition Services Availability Payment (if any) in US Dollars outside of Argentina.

“Waiver Fee Obligation” means the obligation of the Guarantor under the Guaranty to make payment to the Sellers of the Waiver and Amendment Fee or any portion thereof due and owing to the Sellers in the event that the Los W Parties fail to pay to the Sellers at the Closing in accordance with the terms of the Drag Waiver MOU, an amount equal to the Waiver and Amendment Fee in US Dollars outside of Argentina.

Section 2.        Representations and Warranties.  On the date hereof and on the date that any Additional Shares are required to be pledged pursuant to Section 4.05, the Guarantor represents and warrants to the Sellers for the benefit of the Secured Parties that:

2.01           Title.  The Guarantor is the sole beneficial and legal owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (i) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral and (ii) Liens in favor of the Intermediary expressly contemplated by the Account Control Agreement.

2.02           Names, Etc.  The full and correct legal name of the Guarantor is Fintech Investments Ltd., the Guarantor’s jurisdiction of organization is the British Virgin Islands, its chief executive office is outside of the United States, its mailing address is correctly set out in Section 5.01, and there is no financing statement naming the Guarantor as debtor currently on file. The Guarantor will provide the Sellers with at least thirty (30) days’ prior written notice of any change in the Guarantor’s name or form or jurisdiction of organization.  The Guarantor is validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The Guarantor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the Guarantor’s ability to perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Guarantor and the performance by the Guarantor of its obligations hereunder have been duly authorized by all requisite action on the part of the Guarantor and its stockholders or members, as applicable.

2.03           Changes in Circumstances.  The Guarantor has not (a) within the period of four (4) months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), or (b) heretofore changed its name, or (c) heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.

2.04           Pledged Shares.  The Pledged Shares owned by the Guarantor are, (a) duly authorized, validly existing, fully paid and non-assessable and (b) duly issued and outstanding, and none of the Pledged Shares is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the Company, upon the transfer of such Pledged Shares (except for any such restriction contained herein, in the Deposit Agreement, or as disclosed in the Company’s Annual Report on Form 20-F filed with the SEC on April 15, 2013).  The Guarantor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Shares pledged by the Guarantor to the Sellers for the benefit of the Secured Parties as provided herein.

2.05           Binding Agreement.  This Agreement has been duly executed and delivered by the Guarantor and, assuming due and valid authorization, execution and delivery by the Sellers, this Agreement constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

2.06           No Conflict or Default.  The execution, delivery and performance by the Guarantor of this Agreement does not and will not: (a) violate, conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of the Guarantor, (b) require the Guarantor to make any filing with, obtain any permit, authorization, consent or approval from, or provide any notification to, any Governmental Entity, (b) result in a violation or breach of, or, with or without due notice or lapse of time or both, constitute a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Guarantor is a party or by which the Guarantor’s shares or properties or assets may be bound, (d) violate any Law or Governmental Order applicable to the Guarantor, or (e) require any registration, recordation or filing with any governmental body, agency or official to be valid and enforceable or for the perfection or due recordation of the security interest in the Collateral granted hereunder or for the enforcement of the security interest in the Collateral granted hereunder.

2.07           Patriot Act Compliance.  None of the assets of the Guarantor or any Affiliate of the Guarantor has been reported as blocked assets to the OFAC, pursuant to the OFAC reporting requirements (31 C.F.R. Section 501.603). None of the Guarantor nor any Affiliates of the Guarantor is an OFAC Listed Person or is a department, agency or instrumentality of, or is otherwise controlled by or acting on or behalf of, directly or indirectly, a Blocked Person. None of the Collateral constitutes or will constitute funds obtained from or on behalf of any OFAC Listed Person or any Blocked Person and neither the Guarantor nor any Affiliate of such person has entered into any agreement or understanding in respect of the Collateral with any OFAC Listed Person or any Blocked Person.

2.08           Account.  Subject to the execution of the Account Control Agreement by the parties thereto and so long as the Financial Asset underlying any Security Entitlement owned by the

Guarantor is credited to the Account, (a) the Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the Intermediary that are expressly contemplated by the Account Control Agreement), (b) the Sellers will have “control” (as defined in Section 8 106 of the NYUCC) of such Security Entitlement and (c) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Sellers.  No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or the Account Control Agreement or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the security interest in the Collateral granted hereunder or for the enforcement of such security interest.

2.09           Notices.  The Guarantor will, within two (2) Business Days, promptly give to the Sellers copies of any notices and other communications received by it with respect to Security Entitlements as to which the Guarantor is the Entitlement Holder.

2.10           Margin Rules.  The Guarantor has complied, and will take all such actions as may be required to comply, with its obligations, if any, under Regulation U issued by the Board of Governors of the Federal Reserve System.

2.11           International Business Company.  The Guarantor was originally incorporated as an International Business Company in the British Virgin Islands but was automatically re-registered as a BVI Business Company under the BVI Act on 1 January 2007.

Section 3.        Collateral.

3.01.            Deposit of Initial Shares.  In the event that the Initial Shares have not been deposited in the Account as of the date hereof, the Guarantor undertakes and agrees to cause all of the Initial Shares to be transferred and deposited into the Account within one (1) Business Day of the date hereof.

3.02.           Collateral.        This Agreement secures, and is security for, the Secured Obligations.  As collateral security for the prompt payment in full when due of the Secured Obligations, the Guarantor hereby pledges to the Sellers, and grants to the Sellers for the benefit of the Secured Parties as hereinafter provided, a first priority security interest in all of the Guarantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by the Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being collectively referred to herein as “Collateral”):

(a)           the Pledged Shares and any certificates representing the Pledged Shares;

(b)           all securities resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in respect of or in exchange therefor;

(c)           all Additional Shares;

(d)           all right, title and interest of the Guarantor in the Account, all Financial Assets and Cash Collateral held therein or credited thereto and all Security Entitlements in respect thereof, and all rights of the Guarantor in respect of the foregoing, whether now owned or existing or hereafter acquired or arising and wherever located; and

(e)           all Proceeds of any of the Collateral, and substitutions and replacements for, any of the Collateral, including any profits of any of the Collateral but excluding any cash dividends, in kind dividends or stock dividends (but not excluding Collateral resulting from a stock split or analogous transaction), income or revenue of the Collateral.

Section 4.        Further Assurances; Remedies.  In furtherance of the grant of the security interest pursuant to Section 3, the Guarantor agrees with the Sellers for the benefit of the Secured Parties as follows:

4.01           Delivery and Other Perfection.  The Guarantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers and do such other acts and things as may be reasonably required by applicable Law or by the Sellers to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto, at the Guarantor’s expense, to enable the Sellers to exercise and enforce their rights hereunder with respect to such security interest or to otherwise fully effect the purposes of this Agreement, and without limiting the foregoing, shall:

(a)           if any of the Pledged Shares, Investment Property or Financial Assets constituting part of the Collateral are received by the Guarantor, forthwith deliver to the Intermediary (for credit to the Account) any certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Sellers may reasonably request or deem necessary, all of which thereafter shall be held by the Intermediary, pursuant to the terms of the Account Control Agreement, as part of the Collateral;

(b)           keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Sellers may reasonably require in order to reflect the security interests granted by this Agreement; and

(c)           reflect an entry in respect of the security interest created hereby on its register of charges.

4.02           Other Financing Statements or Control.  The Guarantor shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Sellers are not named as the sole secured party for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Sellers to have “control” (as defined in Section 8-106 of the NYUCC) of any Investment Property constituting part of the Collateral.

4.03           Preservation of Rights.  The Sellers shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral and shall not be required to file financing statements or secure the Collateral.

4.04           Rights of the Guarantor. For so long as the Sellers have not demanded payment against the Guarantor pursuant to the Guaranty in respect of the Secured Obligations,

(a)           the Guarantor shall have the right to exercise all voting and consensual powers pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the SPA or any other instrument or agreement referred to herein or therein; and the Sellers shall deliver to the Guarantor or cause to be executed and delivered to the Guarantor all such proxies, powers of attorney, dividend and other orders, and all such instruments received by it, without recourse, as the Guarantor may reasonably request for the purpose of enabling the Guarantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(a); and

(b)           the Guarantor shall be entitled to receive, retain or dispose of any and all cash dividends, interest, principal and other cash distributions paid on or distributed in respect of the Pledged Shares.

4.05           Collateral Maintenance Requirements.

(a)           As of the date hereof, the ATV of the Pledged Shares is US$100 million.

(b)           If on (i) the first day of any week or (ii) any Release Date (each a “Collateral Testing Date”) the ATV of the Pledged Shares is less than eighty percent (80%) of the Required Amount, the Sellers may, within three (3) Business Days of the Collateral Testing Date, provide written notice to the Guarantor, with a simultaneous copy to the Intermediary, that there is an under-collateralization, and include in such notice reasonably detailed calculations showing the amount of under-collateralization substantially in the form set forth in Exhibit A (such notice, a “Decrease Notice”). Upon receipt of a Decrease Notice delivered in accordance with this Section 4.05(b), the Guarantor shall have five (5) Business Days to deposit (or cause to be deposited) into the Account Additional Pledged Shares (or Cash Collateral) such that the ATV of the Pledged Shares, together with the value of any Cash Collateral on deposit in the Account, is at least equal to the Required Amount, subject to the procedures set forth in clause (d) below; provided that the Guarantor shall at no time at or prior to the Closing be required to have on deposit in the Account a number of Pledged Shares in excess of the Maximum Shares.

(c)           If on any Collateral Testing Date, the ATV of the Pledged Shares increases to more than one-hundred-thirty percent (130%) of the Required Amount, the Guarantor may, within three (3) Business Days of the Collateral Testing Date, provide written notice to the Sellers, with a simultaneous copy to the Intermediary, that there is an overcollateralization and include in such notice reasonably detailed calculations showing the amount of such overcollateralization substantially in the form set forth in Exhibit B (such notice, an “Increase Notice”).  Upon receipt of an Increase Notice delivered in accordance with this Section 4.05(c), the pledge on a number of Pledged Shares (or Cash Collateral, to the extent applicable) shall be released so that five (5) Business Days after the date that an Increase Notice is delivered the ATV of the Pledged Shares that have not been released, together with the value of any Cash Collateral on deposit in the Account, is equal to the Required Amount, subject to the procedures set forth in clause (d) below.

(d)           If the addressee of any Increase Notice or Decrease Notice reasonably believes there is any error in such notice, such party shall, within three (3) Business Days of receipt of such Increase or Decrease Notice, deliver a notice to other party, copying the Intermediary, setting out (i) any amount of Collateral agreed to be released or deposited, (ii) the amount of Collateral disputed, (iii) the basis for dispute and (iv) its calculation of the ATV or required additional Collateral (a “Dispute Notice”) and the disputing party shall engage an Adjudicator to resolve the error within five (5) Business Days.  Any amount of Collateral agreed in the Dispute Notice to be released or deposited shall be released or deposited as set forth in clauses (b) or (c) above.   The fees of the Adjudicator shall be borne by the party whose calculation was furthest from that of the Adjudicator.  In the event there is such a dispute in accordance with this Section 4.05(d), no Collateral shall be released or added to the Account (other than the amount stated in the Dispute Notice as agreed) until the decision of the Adjudicator has been rendered, and such decision shall be binding on all parties hereto and Collateral shall be released or added accordingly within two (2) Business Days of such decision.

4.06           Required Amount; Release of the Pledged Shares.

(a)           From the date of this Agreement through the First Release Date, the Required Amount shall be US$100 million.

(b)           On the fifth (5th) Business Day following the date on which the Purchase Price Obligation and the Waiver Fee Obligation have been paid in full in accordance with their terms, (the “First Release Date”) then, in accordance with the procedures described in clause (f) below, the pledge on and security interest in a number of Pledged Shares (and amount of Cash Collateral (if any)) shall be released such that the ATV of the Pledged Shares (and Cash Collateral) that have not been released is equal to US$60 million (or, if the Dividend Amount Obligation is zero on the Closing Date, US$38 million), which shall thereafter be the Required Amount through and including the Dividend Release Date (if any) or the Second Release Date.

(c)           If the Dividend Amount Obligation is an amount greater than zero on the Closing Date, then on the fifth (5th) Business Day following the date on which the Dividend Amount Obligation has been paid in full (the “Dividend Release Date”), in accordance with the procedures described in clause (f) below, the pledge on and security interest in a number of Pledged Shares (and amount of Cash Collateral (if any)) shall be released such that the ATV of the Pledged Shares (and Cash Collateral) that have not been released is equal to US$38 million, which shall thereafter be the Required Amount through and including the Second Release Date.

(d)           On the fifth (5th) Business Day following the date that the Transition Payment Amount Obligation has been reduced to US$12 million (the “Second Release Date”), then, in accordance with the procedures described in clause (f) below, the pledge on and security interest in a number of Pledged Shares (and amount of Cash Collateral (if any)) shall be released such that the ATV of the Pledged Shares (and Cash Collateral) that have not been released is equal to US$20 million, which shall thereafter be the Required Amount through and including the Final Release Date.

(e)           On the fifth (5th) Business Day following the later of (i) the date that the Transition Payment Amount Obligation has been paid in full or, (ii) the second anniversary of the Closing, (the “Final Release Date”), the pledge on and security interest in all remaining Pledged Shares (and Cash Collateral) shall be released, and this Agreement shall be terminated in accordance with Section 4.16.

(f)           At least three (3) Business Days prior to any Release Date, the Guarantor shall deliver a notice to the Intermediary, with a simultaneous copy to the Sellers, stating the number of Pledged Shares and amount of Cash Collateral to be released in accordance with the foregoing provisions and, other than in respect of the notice delivered on the Final Release Date, include in such notice reasonably detailed calculations showing that the remaining Pledged Shares (and Cash Collateral) meet the Required Amount on such date substantially in the form set forth in Exhibit C (such notice, a “Release Notice”).  If the Sellers reasonably believe number of shares to be released and the calculations in support thereof stated in any Release Notice are incorrect, the Sellers shall have the right, on or prior to the Release Date, to deliver a notice to the Intermediary, copied to the Guarantor, identifying the error in the Release Notice and providing reasonably detailed calculations in support thereof (an “Error Notice”).

(g)           If a Release Notice has been delivered in accordance with this Section 4.06(f) and no Error Notice is delivered in accordance with this Section 4.06(f), then the Intermediary shall (subject to Section 4.07(b)) release the number of Pledged Shares described in the Release Notice.

(h)           If a Release Notice has been delivered in accordance with this Section 4.06(f) and an Error Notice has been delivered by the Sellers, then the Intermediary shall release the number of Pledged Shares agreed to be released in the Error Notice (subject to Section 4.07(b)), and any other Collateral shall (subject to Section 4.07(b)) be retained in the Account until the dispute among the parties with respect to additional Pledged Shares to be released shall be resolved.  In the case there is any such dispute, the disputing party shall appoint an Adjudicator and such Adjudicator shall resolve the dispute within five (5) Business Days.  The fees of the Adjudicator shall be borne by the party whose calculation was furthest from that of the Adjudicator.  The decision of the Adjudicator shall be binding on all parties hereto, and to the extent it determines that disputed Collateral should be released, such Collateral shall be released within two (2) Business Days of such decision.

4.07           Treatment of Released Shares; Limitation on Release.

(a)           Upon the release of the pledge on, and security interest in, any Pledged Shares (and Cash Collateral) pursuant to Section 4.05 or 4.06, such ADSs shall cease to be Pledged Shares, the Guarantor shall have the right to direct the disposition of such ADSs (and Cash Collateral), and the Sellers shall cease to have any control in respect thereof.

(b)           No Pledged Shares (or Cash Collateral) shall be released from the Account if the Sellers have delivered a “Notice of Exclusive Control” to the Intermediary and the Guarantor in accordance with the Account Control Agreement.  The Sellers shall not deliver a “Notice of Exclusive Control” to the Intermediary unless an Event of Default has occurred.

4.08           No Transfers or Non-Permitted Release.  The Guarantor shall not be permitted to sell, assign, transfer or otherwise dispose of any Pledged Shares (except upon the release of the pledge thereon in accordance with Section 4.05 or 4.06) or any interest therein, or except in accordance with Section 4.05 or 4.06 or 4.16, release or request the release of any Collateral from the Account.

4.09           Remedies.

(a)           Rights and Remedies Generally upon Event of Default.  Upon the occurrence of an Event of Default, the Sellers shall have all of the rights and remedies with respect to a Permitted Amount of the Collateral of a secured party under the NYUCC (whether or not the NYUCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to such Permitted Amount of the Collateral as if the Sellers were the sole and absolute owner thereof (and the Guarantor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i)           the Sellers in their discretion may deliver a “Notice of Exclusive Control” in accordance with the Account Control Agreement;

(ii)           the Sellers in their discretion may, in their names or in the name of the Guarantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Permitted Amount of the Collateral, but shall be under no obligation to do so;

(iii)           the Sellers may require the Guarantor to cause the Pledged Shares to be transferred of record into the names of the Sellers or their respective nominees; and

(iv)           the Sellers may sell, assign or otherwise dispose of all or any part of the Collateral, at such place or places as they deem best and so direct, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived).  The Sellers may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section 4.09 shall be transferred as directed by the Sellers.

(b)           Rights and Remedies upon Breach of Agreement.  Upon the occurrence of a breach of the terms of this Agreement which does not constitute an Event of Default, the Sellers shall have the right to deliver a notice (a “Freezing Notice”) to the Intermediary, with a simultaneous copy to the Guarantor, and upon receipt of such notice by the Intermediary the Guarantor shall not have the right to provide any instructions or notices to the Intermediary with respect to the Collateral (provided that such breach of the Agreement and delivery of a Freezing Notice shall not entitle the Sellers to exercise any rights or remedies in respect of the Collateral unless a

“Notice of Exclusive Control” has been delivered).  Such Freezing Notice shall remain in effect, and the Collateral shall not be released to the Guarantor or, other than upon an Event of Default and in accordance with the other provisions of this Agreement, to the Sellers, until the Intermediary receives a joint notice from the Sellers and Guarantor terminating such Freezing Notice (or, if earlier, until the Final Release Date).  The Parties shall be required to deliver to the Intermediary such notice to terminate the Freezing Notice if the breach specified in the Freezing Notice is cured.

(c)           Certain Securities Act Limitations.  The Guarantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Sellers may be compelled, with respect to any sale of all or any part of the Collateral, to retain an investment banker or agent, and thereupon limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Guarantor and each Secured Party acknowledges that any such private sales may be at prices and on terms less favorable to the Sellers than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that effecting a private sale in lieu of such public sale (as a result of, and as compelled by, such securities law restrictions) will not imply that such private sale, even if resulting in such prices and terms less favorable than such public sale solely by reason of being a private sale, shall not have been made in a commercially reasonable manner, and further agrees that the Sellers shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(d)           Notice.  The Guarantor agrees that to the extent the Sellers are required by applicable Law to give reasonable prior notice of any sale or other disposition of any Collateral, five (5) Business Days’ notice shall be deemed to constitute reasonable prior notice.

4.10           Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.09 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Guarantor shall remain liable for any deficiency.

4.11           Locations; Names, Etc.  Without at least thirty (30) days’ prior written notice to the Sellers, the Guarantor shall not (a) change its location (as defined in Section 9-307 of the NYUCC), (b) change its name from Fintech Investments Ltd., its current legal name, or (c) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.

4.12           Private Sale.  The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.09 conducted in a commercially reasonable manner.  The Guarantor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Sellers accept the first offer received and do not offer the Collateral to more than one (1) offeree.

4.13           Application of Proceeds.  The Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Sellers under this Section 4, shall be transferred, by wire transfer of immediately available funds, to the designated account of the Sellers for application thereof by the Sellers to payment of the Secured Obligations after payment of the fees and expenses (including (a) the fees and expenses of the Intermediary for which Seller is responsible in connection with such sale and (b) attorneys’ fees of the Sellers); provided that in the event that all Secured Obligations have been paid in full and the obligations of the Guarantor in respect of the Secured Obligations shall have finally expired or been terminated, the Sellers shall pay to the Guarantor or as a court of competent jurisdiction may direct, any surplus then remaining from the Proceeds of the Collateral owned by it (provided that if the Final Release Date has not occurred, any such Proceeds shall be deposited into the Account).

4.14           Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Sellers while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, and upon the occurrence of any event contemplated in Section 4.09(b), the Sellers are hereby jointly and severally appointed the attorney-in-fact of the Guarantor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Sellers may deem necessary to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, at the Guarantor’s expense, (a) the Sellers shall have the power to appoint any attorney-in-fact for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Sellers may deem necessary to accomplish the purposes hereof, (b) so long as the Sellers shall be entitled under this Section 4 to make collections in respect of the Collateral, the Sellers shall have the right and power to receive, endorse and collect all checks made payable to the order of the Guarantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and (c) the Sellers shall have the power to arrange for, including by an agent, Affiliate or nominee, to appoint an agent to translate the power of attorney granted by this Section 4.14 and to incorporate it in a public deed by a notary public in Argentina.

4.15           Perfection and Recordation.  The Guarantor authorizes the Sellers, at the Guarantor’s expense, to file Uniform Commercial Code financing statements describing the Collateral as set forth in Section 3.

4.16           Termination.  This Agreement and the security interest in respect of the Pledged Shares shall automatically terminate without any further action by any of the Parties, and the Sellers, upon receipt of written request therefor, shall forthwith and at the expense of the Guarantor cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Guarantor when: (a) all Secured Obligations shall have been paid in full, and the obligations of the Guarantor in respect of the Secured Obligations shall have finally expired or been terminated, (b) the Final Release Date occurs, or (c) the SPA has terminated or expired in accordance with its terms.  The Sellers shall also, at the expense of the Guarantor, execute and deliver to the Guarantor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be prepared by and reasonably requested by the Guarantor to effect the termination and release of the Liens on the Collateral as required by this Section 4.16.

4.17           Releases.  The Sellers shall be deemed to have automatically released (without the need for any further action by the Guarantor or any other Person) any Lien covering any asset (i) that has been disposed of with the written consent of Sellers or (ii) upon the termination or expiration of this Agreement in accordance with its terms.

4.18           Material Agreement. The Guarantor acknowledges that this Agreement and the Account Control Agreement are material agreements between an Affiliate of the Purchaser and the Sellers and are required to be in full force and effect as of the Closing Date as a condition to Closing pursuant to Section 7.01(d)(ii) of the SPA.

4.19           Additional Covenants of Guarantor.  The Guarantor agrees as follows:

(a)           The Guarantor shall fully and duly fulfill each and all of its obligations under this Agreement and shall take all other reasonable actions necessary to protect the existence, maintenance and exercise of the rights of the Secured Parties hereunder, including, but not limited to: (i) complying with any obligations imposed under the applicable Laws and regulations and other rules related, and/or in any other way linked, to the Collateral, the breach of which could have a material adverse effect on the rights of the Sellers under this Agreement, and (ii) immediately lifting any kind of injunctions and attachments on the Collateral which may affect the rights of the Sellers under this Agreement;

(b)           The Guarantor shall take and adopt, promptly and diligently, all reasonable measures that the Sellers may request (including, but not limited to, the commencement of claims, actions, orders, measures, requests and demands) for the purpose of (i) protecting the title of the Guarantor to the Collateral, and (ii) preventing the Collateral from being affected in any way (but excluding any reduction in value or price) that may result in a significant adverse effect on the rights of the Sellers under this Agreement, provided that the Sellers, at their own cost and expense, shall be entitled to exercise and adopt by themselves the claims, actions, orders, measures, requests and demands that may be necessary if the Sellers determine that their rights, as they relate to the Collateral, are not adequately protected by the Collateral; and

(c)           The Guarantor shall promptly notify the Sellers about the occurrence of any event or act which may adversely affect the enforceability of this Agreement so that the Sellers may adopt sufficiently in advance all the measures leading to adequate protection of its rights under and in accordance with the provisions of this Agreement, including any litigation, claim, notification or demand relating to the Collateral in this respect.

Section 5.        Miscellaneous.

5.01           Notices.  All notices, requests, consents and demands hereunder shall be in the English language (or accompanied by a certified translation) and in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)           if to the Guarantor, to it at:

Fintech Investments Ltd.
c/o KENDRIS AG
Steinengraben 5
CH-4051 Basel Switzerland
Telephone No.:  4158 450 5240
Facsimile No.:   4158 450 5270
Attention:  Mr. André Spörri

and

(b)           if to the Sellers, to them at:

Telecom Italia
Andrea Balzarini
Phone +39 02 8595 4705
Via Negri, 1-20123 Milano

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

5.02           No Waiver.  No failure or delay by any Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Secured Parties hereunder are cumulative and are not exclusive of any rights, powers or remedies that the Secured Parties would otherwise have.

5.03           Amendments, Etc.  The terms of this Agreement may be waived, or amended or modified only by an instrument in writing duly executed by the Guarantor and the Sellers.  Any such waiver, amendment or modification shall be binding upon the Secured Parties and the Guarantor.

5.04           Costs and Expenses.

(a)           The Guarantor agrees to reimburse each of the Secured Parties for all costs and expenses incurred by them (including reasonable attorneys’ fees) in connection with (i) compliance with this Agreement and any enforcement or collection proceeding in respect of this Agreement, including all manner of participation in or other involvement with (w) performance by the Sellers of any obligations of the Guarantor in respect of the Collateral that the Guarantor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Sellers in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

(b)           The provisions of this Section 5.04 shall survive the termination of this Agreement.

5.05           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Guarantor and the Secured Parties and the respective successors and assigns thereof (provided that the Guarantor may not assign or transfer its rights or obligations hereunder without the prior written consent of the Sellers).

5.06           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

5.07           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.08           Governing Law; Jurisdiction; Etc.

(a)           Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Submission to Jurisdiction in U.S.  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York in the Borough of Manhattan, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Waiver of Venue.  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (b) of this Section 5.08.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)           Process Agent.  The Guarantor hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of the Guarantor and its property and revenues service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in the State of New York arising out of or relating to this Agreement, and the Guarantor agrees that the failure of the Process Agent to give any notice of any such service of process to the Guarantor shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by the Law.

5.09           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.10           Captions.  The captions and Section headings appearing herein are included solely for convenience of reference, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FINTECH INVESTMENTS LTD., as Guarantor

By:	Diretora Corporate Services S.A., acting as director of FINTECH INVESTMENTS LTD.

By:	/s/ André Spörri
Name: André Spörri
Title: Director / Secretary

By:	/s/ Nathalie Sutter
Name: Nathalie Sutter
Title: Executive Vice President

TELECOM ITALIA S.p.A., as Seller

By:	/s/ Piergiorgio Peluso
Name: Piergiorgio Peluso
Title: CFO

TELECOM ITALIA INTERNATIONAL N.V., as Seller

By:	/s/ Guglielmo Noya
Name: Guglielmo Noya
Title: Attorney in Fact

EXHIBIT A

FORM OF DECREASE NOTICE

Date: [●]

This notice is being delivered pursuant to Section 4.05(b) of the Pledge and Security Agreement (as the same may be amended, modified or supplemented from time to time hereto, the “Agreement”) dated as of November 13, 2013 by and among Fintech Investments Ltd., a limited liability company duly organized and existing under the laws of the British Virgin Islands (the “Guarantor”), Telecom Italia S.p.A., a company duly organized and existing under the laws of Italy with its registered office at Piazza degli Affari, 2, Milan, Italy (“TI”), Telecom Italia International N.V., a company duly organized and existing under the laws of The Netherlands with its registered office at Strawinskylaan 1627, 1077XX Amsterdam (“TII” and together with TI, the “Sellers”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement.

The undersigned certifies that the ATV of the Pledged Shares is less than 80% of the Required Amount, and hereby requests that Guarantor deposit Additional Pledged Shares or Cash Collateral into the Account such that the ATV of the Pledged Shares, together with any Cash Collateral on deposit in the Account, is equal to the Required Amount at such time; provided that the Guarantor shall at no time be required to have on deposit in the Account a number of Pledged Shares in excess of the Maximum Shares.

The calculation of the ATV of the Pledged Shares is as follows: [●]

The instructions contained in this Decrease Notice shall become effective five (5) Business Days as of the date stated above unless a Dispute Notice shall have been delivered in accordance with the Agreement (in which case this Decrease Notice shall become effective on such date only as to the undisputed portion of shares described therein).

IN WITNESS WHEREOF, the undersigned has caused this Decrease Notice to be executed and delivered by a duly authorized person on this          day of                              ,              .

TELECOM ITALIA INTERNATIONAL N.V., as Seller By_________________________________ Name: Title:	TELECOM ITALIA S.p.A., as Seller By________________________________ Name: Title:

A-1

EXHIBIT B

FORM OF INCREASE NOTICE

Date: [●]

This notice is being delivered pursuant to Section 4.05(c) of the Pledge and Security Agreement (as the same may be amended, modified or supplemented from time to time hereto, the “Agreement”) dated as of [●] by and among Fintech Investments Ltd., a limited liability company duly organized and existing under the laws of the British Virgin Islands (the “Guarantor”), Telecom Italia S.p.A., a company duly organized and existing under the laws of Italy with its registered office at Piazza degli Affari, 2, Milan, Italy (“TI”), Telecom Italia International N.V., a company duly organized and existing under the laws of The Netherlands with its registered office at Strawinskylaan 1627, 1077XX Amsterdam (“TII” and together with TI, the “Sellers”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement.

The undersigned certifies that the ATV of the Pledged Shares is more than 130% of the Required Amount, and hereby requests that the Intermediary deliver, in accordance with the instructions set forth below, [●] Pledged Shares and US$[●] of Cash Collateral , following which the ATV of the Pledged Shares that have not been released, together with the value of any Cash Collateral that remain on deposit in the Account, will be at least equal to the Required Amount.

The calculation of the ATV of the Pledged Shares is as follows: [●]

Please deliver the Pledged Shares requested to be released hereby as follows: [●]

The instructions contained in this Increase Notice shall become effective five (5) Business Days as of the date stated above unless a Dispute Notice shall have been delivered in accordance with the Agreement (in which case this Increase Notice shall become effective on such date only as to the undisputed portion of shares described therein) or a Notice of Exclusive Control or a Freezing Notice has been delivered in accordance with the Agreement (in which case this Increase Notice shall not become effective until such Notice of Exclusive Control or Freezing Notice is withdrawn or declared ineffective by the Secured Parties).

IN WITNESS WHEREOF, the undersigned has caused this Increase Notice to be executed and delivered by a duly authorized person on this          day of                              ,              .

FINTECH INVESTMENTS LTD.
as Guarantor

By_________________________________
Name:
Title:

cc: Sellers

B-1

EXHIBIT C

FORM OF RELEASE NOTICE

Date: [●]

This notice is being delivered pursuant to Section 4.06(f) of the Pledge and Security Agreement (as the same may be amended, modified or supplemented from time to time hereto, the “Agreement”) dated as of [●] by and among Fintech Investments Ltd., a limited liability company duly organized and existing under the laws of the British Virgin Islands (the “Guarantor”), Telecom Italia S.p.A., a company duly organized and existing under the laws of Italy with its registered office at Piazza degli Affari, 2, Milan, Italy (“TI”), Telecom Italia International N.V., a company duly organized and existing under the laws of The Netherlands with its registered office at Strawinskylaan 1627, 1077XX Amsterdam (“TII” and together with TI, the “Sellers”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement.

The undersigned certifies that the number of Pledged Shares and amount of Cash Collateral to be released on the [●] Release Date is [●] Pledged Shares and $[●] of Cash Collateral, and that after giving effect to such release, the Pledged Shares and Cash Collateral that remain on deposit in the Account will be at least equal to the Required Amount.

The calculations in support of the foregoing are as follows: [●]

Please deliver the Pledged Shares and Cash Collateral requested to be released hereby as follows: [●]

The instructions contained in this Release Notice shall become effective three (3) Business Days as of the date stated above unless an Error Notice shall have been delivered in accordance with the Agreement (in which case this Release Notice shall become effective on such date only as to the undisputed portion of shares described therein) or a Notice of Exclusive Control or a Freezing Notice has been delivered in accordance with the Agreement (in which case this Release Notice shall not become effective until such Notice of Exclusive Control or Freezing Notice is withdrawn or declared ineffective by the Secured Parties).

IN WITNESS WHEREOF, the undersigned has caused this Increase Notice to be executed and delivered by a duly authorized person on this          day of                               ,              .

FINTECH INVESTMENTS LTD.
as Guarantor

By_________________________________
Name:
Title:

cc: Sellers

C-1

EXHIBIT D

FORM OF [DISPUTE][ERROR] NOTICE

Date: [●]

This notice is being delivered pursuant to Section [4.05(d)][4.06(f)] of the Pledge and Security Agreement (as the same may be amended, modified or supplemented from time to time hereto, the “Agreement”) dated as of [●] by and among Fintech Investments Ltd., a limited liability company duly organized and existing under the laws of the British Virgin Islands (the “Guarantor”), Telecom Italia S.p.A., a company duly organized and existing under the laws of Italy with its registered office at Piazza degli Affari, 2, Milan, Italy (“TI”), Telecom Italia International N.V., a company duly organized and existing under the laws of The Netherlands with its registered office at Strawinskylaan 1627, 1077XX Amsterdam (“TII” and together with TI, the “Sellers”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement.

This notice is being delivered with respect to the [Decrease Notice][Increase Notice][Release Notice] dated [●] (the “Specified Notice”).

The undersigned certifies that

The number of Pledged Shares and/or amount of Cash Collateral requested to be [released][deposited] in the [Decrease Notice][Increase Notice][Release Notice] is incorrect, and that the number of Pledged Shares and/or amount of Cash Collateral to be [released][deposited] is [●] Pledged Shares and $[●] of Cash Collateral, and that after giving effect to such release, the remaining Pledged Shares and Cash Collateral in the Account will be no more (rounded down to the nearest $1,000) than the Required Amount.

The calculations in support of the foregoing are as follows: [●]]

Notwithstanding the foregoing, the undersigned [agrees to deposit][consents to the release] of [●] Pledged Shares and $[●] of Cash Collateral in accordance with the [Decrease Notice][Increase Notice][Release Notice].

The Specified Notice shall not be effective except as to the undisputed number of Shares and Cash Collateral set forth above.

IN WITNESS WHEREOF, the undersigned has caused this Increase Notice to be executed and delivered by a duly authorized person on this          day of                               ,              .

[●]

By_________________________________
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Title:
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EXHIBIT E

ACCOUNT CONTROL AGREEMENT

THIS ACCOUNT CONTROL AGREEMENT (this “Agreement”) is dated as of November 13, 2013, among Fintech Investments Ltd., a limited liability company duly organized and existing under the laws of the British Virgin Islands, with an address of Road Town, Tortola, British Virgin Islands, as Pledgor (“Pledgor”), Deutsche Bank Trust Company Americas, with an address of 60 Wall Street, Mailstop NYC60-2710, New York, NY 10005, as Securities Intermediary (“Securities Intermediary”), Telecom Italia S.p.A., a company duly organized and existing under the laws of Italy, with its registered office at Piazza degli Affari, 2, Milan, Italy (“TI”), and Telecom Italia International N.V., a company duly organized and existing under the laws of The Netherlands, with its registered office at Strawinskylaan 1627, 1077XX Amsterdam, (“TII” and together with TI, the “Secured Parties”) as Secured Parties.

DEFINITIONS

1.      “Account” shall mean the Account established and maintained by Securities Intermediary hereunder in the name of Pledgor, identifying the Secured Parties as pledgees of Pledgor (as the same may be redesignated, renumbered or otherwise modified) to hold the Collateral. For purposes of the NYUCC, the Account shall be deemed to consist of a “securities account” (within the meaning of Section 8-501(a) of the NYUCC) with respect to securities held therein and a “deposit account” (within the meaning of Section 9-102 of the NYUCC) with respect to cash deposited in or credited to the Account.

2.      “Additional Shares” shall have the meaning set forth in the PSA.

3.      “American Depositary Shares” or “ADSs” means American Depositary Shares each representing one-twentieth (1/20th) of a Series B Preferred Share and represented by American Depositary Receipts issued pursuant to the Deposit Agreement.

4.      “ATV” shall have the meaning set forth in the PSA.

5.      “Authorized Person” shall be any person, whether or not an officer or employee of the Secured Parties or Pledgor, duly authorized by the Secured Parties or Pledgor, respectively, to give Written Instructions on behalf of the Secured Parties or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person attached hereto as Schedule 1.

6.      “Business Day(s)” shall have the meaning in the PSA.

7.      “Collateral” shall have the meaning set forth in the PSA.

8.      “Deposit Agreement” shall have the meaning set forth in the PSA.

9.      “Hold Notice” shall mean any of an Error Notice, Dispute Notice or Freezing Notice, each as defined in the PSA.

10.      “Notice of Exclusive Control” shall mean a written notice in the form of Exhibit A hereto, signed by an Authorized Person of the Secured Parties confirming to Securities Intermediary that the Secured Parties are, as at the time of receipt of such written notice by Securities Intermediary, exercising their rights pursuant to and subject to the terms of Section 4.09 of the PSA to exercise sole and exclusive control over the Account.

11.      “NYUCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

12.      “Pledged Shares” shall have the meaning set forth in the PSA.

13.      “PSA” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, by and among Pledgor, and the Secured Parties, attached hereto as Exhibit C and as amended from time to time by the parties thereto.

14.      “Withdrawal Notice” shall mean the Secured Parties’ Written Instructions in the form of Exhibit B.

15.      “Written Instructions” shall mean instructions in writing by an Authorized Person received by Securities Intermediary via letter, facsimile transmission, or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.

The terms “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the NYUCC.

Pledgor, Securities Intermediary and the Secured Parties are entering into this Agreement to provide for the control of the Account and to grant and perfect the security interest of the Secured Parties in the Account.

Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.             Appointment of Securities Intermediary.  Pledgor and the Secured Parties hereby appoint Deutsche Bank Trust Company Americas as Securities Intermediary in accordance with the terms and conditions set forth herein, and Securities Intermediary hereby accepts such appointment.

2.             The Account.

(a)       Securities Intermediary hereby represents and warrants to the Secured Parties and Pledgor that (i) the Account has been established in the name of Pledgor, identifying the Secured Parties as pledgees of Pledgor, (ii) Securities Intermediary will maintain appropriate records

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identifying the Collateral in the Account as pledged by Pledgor to the Secured Parties and (iii) to the best of Securities Intermediary’s knowledge, no claim to or interest in the Account exists other than the claims and interest of the Secured Parties and Pledgor in the Account (subject to any claim in favor of Securities Intermediary permitted under Section 6).  All parties agree that the Account is a “securities account” within the meaning of Article 8 of the NYUCC and that all property, including cash, held by Securities Intermediary in the Account shall be treated as “financial assets” within the meaning of Article 8 of the NYUCC.  Securities Intermediary confirms and agrees that (x) it is a “securities intermediary” within the meaning of Article 8 of the NYUCC and (y) for purposes of Article 8 of the NYUCC, the State of New York is Securities Intermediary’s jurisdiction.  Securities Intermediary makes no representation or warranty, and shall have no responsibility or liability, with respect to the effectiveness of this Agreement in granting or perfecting such security interest.

(b)       All securities or other property underlying any financial assets credited to the Account shall be registered in the name of Securities Intermediary, indorsed to Securities Intermediary or in blank or credited to another securities account maintained in the name of Securities Intermediary and in no case shall any financial asset credited to the Account be registered in the name of Pledgor, payable to the order of Pledgor or specially indorsed to Pledgor except to the extent the foregoing have been specially indorsed to Securities Intermediary or in blank.

3.             Deposit into the Account.  Pledgor, within one (1) Business Day of the execution and delivery of this Agreement, shall cause to be deposited with Securities Intermediary the Collateral, which Collateral shall be held by Securities Intermediary upon the terms and conditions hereinafter set forth.  Pledgor shall cause to be deposited with Securities Intermediary the Additional Pledged Shares and/or the Cash Collateral from time to time, in each case pursuant to and in accordance with the terms of Section 4.05 of the PSA. Securities Intermediary shall have no duty to solicit the Collateral. Pledgor or the Secured Parties shall notify Securities Intermediary in writing at or prior to the time when Collateral is sent to Securities Intermediary pursuant to this Agreement.  Securities Intermediary shall have no liability for Collateral, or interest thereon, sent to it that remain unclaimed and/or is returned if such written notification is not given.

4.             Investment of the Collateral.

(a)       During the term of this Agreement, Securities Intermediary shall invest and reinvest any Collateral consisting of cash in bank deposits located at the Securities Intermediary, exclusively at the written direction of an Authorized Person of Pledgor.

(b)       Securities Intermediary shall have no obligation to invest or reinvest the Collateral on any day if deposited with Securities Intermediary after 11:00 a.m. (E.S.T.) on such day of deposit.  Instructions received after 11:00 a.m.(E.S.T.) will be treated as if received on the following business day. Securities Intermediary shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Collateral. Any interest or other income received on such investment and reinvestment of the Collateral shall not become part of the Collateral and shall be disbursed to Pledgor as directed in writing by an Authorized Person (as hereinafter defined) of Pledgor. Securities Intermediary shall have no responsibility or

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liability for any loss which may result from any investment or reinvestment of the Collateral made pursuant to this Agreement. If a selection is not made and a written direction not given to Securities Intermediary, the Collateral shall remain uninvested with no liability for interest therein.  It is agreed and understood that the entity serving as Securities Intermediary may earn fees associated with the investments outlined above in accordance with the terms of such investments.  Notwithstanding the foregoing, Securities Intermediary shall have the power to sell or liquidate the foregoing investments whenever Securities Intermediary shall be required to release all or any portion of the Collateral pursuant to Section 5 hereof.  In no event shall Securities Intermediary be deemed an investment manager or adviser in respect of any selection of investments hereunder.  It is understood and agreed that Securities Intermediary or its affiliates are permitted to receive additional compensation that could be deemed to be in Securities Intermediary’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.  Any such compensation shall be borne by the Pledgor.

5.             Distribution of Collateral.

(a)       Securities Intermediary shall only deliver Pledged Shares (or Cash Collateral, to the extent applicable) to Pledgor in the circumstances contemplated by Section 4.05, 4.06 or 4.16 of the PSA following delivery of Written Instructions substantially in the form of the Written Instructions contemplated by Exhibit B or C of the PSA (in the circumstances contemplated by Section 4.05 and 4.06 of the PSA, respectively) or a written notice from the Pledgor notifying the termination of the PSA delivered two years after the date of the Closing under and as defined in the stock purchase agreement dated as of the date hereof between the Secured Parties and an affiliate of the Pledgor (in the circumstances contemplated by Section 4.16 of the PSA), unless at or prior to such time a Notice of Exclusive Control or any Hold Notice has been delivered and continues to be in effect, in which case the Securities Intermediary shall not comply with the Written Instructions of the Pledgor except as to any undisputed portion of the Collateral as described in the relevant Hold Notice.

(b)       If a Notice of Exclusive Control has been delivered to Securities Intermediary and is in effect, upon delivery of a Withdrawal Notice to Securities Intermediary by the Secured Parties, Securities Intermediary shall deliver the Collateral to the Secured Parties in accordance with such Withdrawal Notice.  Subject to the foregoing sentence, if a Hold Notice has been delivered to Securities Intermediary and is in effect, upon Securities Intermediary shall deliver the Collateral only as specified in such Hold Notice as being agreed between the Secured Parties and the Pledgor.

(c)       If the Collateral is disbursed in accordance with a court or arbitral order, Pledgor and the Secured Parties shall jointly represent to Securities Intermediary that such court order is final and non-appealable or otherwise binding on the Pledgor and Secured Parties in accordance with the PSA.

(d)       Upon the termination of this Agreement in accordance with Section 14, Securities Intermediary shall deliver the Collateral to Pledgor in accordance with the Pledgor Instructions.

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6.             Priority of Lien.  Securities Intermediary hereby acknowledges the security interest granted to the Secured Parties by Pledgor.  Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset carried in the Account or any credit balance in the Account and agrees that, except for payment of its customary fees and charges relating to the Account including overdraft fees and reimbursement of amounts advanced to settle authorized transactions for the Account, it shall not assert any such lien, encumbrance, claim or right against the Account or any financial asset carried in the Account or any credit balance in the Account.  Securities Intermediary shall not agree with any third party that Securities Intermediary shall comply with entitlement orders concerning the Account originated by such third party without the prior written consent of the Secured Parties and Pledgor.  For the avoidance of doubt, Securities Intermediary’s security interest in and lien on the account and the Collateral set forth in this Section 6 shall not secure any amounts owed by Pledgor to Securities Intermediary pursuant to any other agreement between Pledgor and Securities Intermediary.

7.             Control.

(a)       The Secured Parties and Pledgor hereby intend that this Agreement establish “control” of the Account by the Secured Parties for purposes of perfecting the Secured Parties’ security interest in the Account pursuant to Articles 8 and 9 of the NYUCC and Securities Intermediary hereby acknowledges that it has been advised of Pledgor’s grant to the Secured Parties of a security interest in the Account.  Securities Intermediary shall comply at all times with entitlement orders originated by the Secured Parties concerning the Account without further consent by Pledgor. The Secured Parties may, subject to terms of this Agreement and the PSA, exercise sole and exclusive control of the Account and the Collateral held therein at any time by delivering to Securities Intermediary, with a copy to Pledgor, a Notice of Exclusive Control.  The Secured Parties hereby covenant, for the benefit of Pledgor, that the Secured Parties will not originate entitlement orders concerning the Account or the Collateral unless and until they deliver a joint Notice of Exclusive Control to Securities Intermediary.  The foregoing covenant is for the benefit of Pledgor and its permitted successors and assigns only and will not be deemed to constitute a limitation on the Secured Parties’ right, as between Securities Intermediary and the Secured Parties to originate entitlement orders with respect to the Account and the Collateral or in Securities Intermediary’s obligation to comply with those entitlement orders.

(b)      The Secured Parties shall (as between the Secured Parties and Securities Intermediary) be solely responsible for determining whether the Additional Pledged Shares and/or Cash Collateral is in compliance with the PSA.  It is understood and agreed that Securities Intermediary shall not have any duty or responsibility whatsoever for determining whether any Additional Pledged Shares and/or Cash Collateral fulfills the requirements of the PSA.

(c)       Following receipt of a Notice of Exclusive Control from the Secured Parties, Securities Intermediary shall, without inquiry and in reliance upon such Notice of Exclusive Control, thereafter comply with Written Instructions (including entitlement orders) solely from the Secured Parties with respect to the Account.  The Secured Parties covenant for the benefit of Pledgor, that they will not deliver a Notice of Exclusive Control to Securities Intermediary unless an Event of Default has occurred

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(d)      Securities Intermediary shall have no duty to determine whether the Secured Parties have complied with the immediately preceding sentence nor shall such covenant by the Secured Parties constitute a limitation on Securities Intermediary’s right to act upon a Notice of Exclusive Control without inquiry. Securities Intermediary shall transfer Collateral from the Account only in accordance with the provisions of this Section 7 and as provided in Section 17.

8.             Statements and Notices of Adverse Claims.  Securities Intermediary shall send an e-mail to the Pledgor and the Secured Parties on the first (1st) Business Day of every week confirming the amount of Pledged Shares (and Cash Collateral, if any) in the Account. Securities Intermediary shall send copies of monthly statements concerning the Account to each of Pledgor and the Secured Parties at the address set forth in the heading of this Agreement on the fifth (5th) day of each month.  Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Securities Intermediary shall make reasonable efforts to notify the Secured Parties and Pledgor thereof.

9.             Limited Responsibility of Securities Intermediary.  Securities Intermediary shall have no responsibility or liability (except for fraud, gross negligence or willful misconduct) to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by the Secured Parties.  Securities Intermediary shall have no responsibility or liability (except for fraud, gross negligence or willful misconduct) to the Secured Parties with respect to the value of the Account or any asset held therein.  Securities Intermediary shall have no duty to investigate or make any determination as to whether a default exists under any agreement between Pledgor and the Secured Parties and shall comply with a Notice of Exclusive Control even if it believes that no such default exists.

10.           Indemnification of Securities Intermediary.

(a)        Pledgor hereby agrees to indemnify, defend and hold harmless Securities Intermediary, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent as a result of the Secured Parties’ or Securities Intermediary’s fraud, gross negligence or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and its successors and assigns, notwithstanding the earlier of resignation of Securities Intermediary or termination of this Agreement.

(b)       The Secured Parties hereby agree to indemnify and hold Securities Intermediary harmless from and against any and all any costs, expenses, damages, liabilities or claims, including attorneys’ fees, sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any Written Instructions (including entitlement orders) originated by the Secured Parties with respect to the Account and the Collateral, including any actions taken in response to a Notice of Exclusive Control; provided that the Secured Parties shall not indemnify Securities Intermediary for those losses arising out of Securities Intermediary’s fraud, gross negligence or willful misconduct.  This indemnity shall be a continuing obligation of the Secured Parties and their successors and assigns, notwithstanding the earlier of resignation of Securities Intermediary or termination of this Agreement.

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11.            Compensation of Securities Intermediary. Securities Intermediary shall be entitled to payment from Pledgor for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between Pledgor and Securities Intermediary (as such fees may be adjusted from time to time).  It is understood by all parties that the annual fee may be deducted from the Collateral when it becomes due. Annual fees are due annually in advance for each year or any part thereof.  Pledgor shall reimburse Securities Intermediary on demand for all loss, liability, damage, disbursements, advances or reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all reasonable and documented out-of-pocket fees of counsel and all taxes or other governmental charges.  At all times, Securities Intermediary will have a right of set off and first lien on the funds in the Collateral for payment of customary fees and reasonable expenses and all such loss, liability, damage or expenses.  Such compensation and expenses shall be paid from the Collateral to the extent not otherwise paid within thirty (30) days after an invoice has been rendered.  The obligations contained in this Section 11 shall survive the termination of this Agreement and the resignation or removal of Securities Intermediary.

12.            Resignation of Securities Intermediary.  Securities Intermediary may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to Pledgor and the Secured Parties.  Pledgor and the Secured Parties may remove Securities Intermediary at any time by giving thirty (30) calendar days’ prior written notice to Securities Intermediary.  Upon such notice, a successor Securities Intermediary shall be appointed by Pledgor and the Secured Parties, who shall provide written notice of such to the resigning Securities Intermediary.  Such successor Securities Intermediary shall become the Securities Intermediary hereunder upon the resignation or removal date specified in such notice.  If Pledgor and the Secured Parties are unable to agree upon a successor Securities Intermediary within thirty (30) days after such notice, Securities Intermediary may apply to a court of competent jurisdiction for the appointment of a successor Securities Intermediary or for other appropriate relief.  The costs and reasonable expenses (including its reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred by Securities Intermediary in connection with such proceeding shall be paid by Pledgor.  Upon receipt of the identity of the successor Securities Intermediary, Securities Intermediary shall either deliver the Collateral then held hereunder to the successor Securities Intermediary, less Securities Intermediary’s fees, costs and reasonable expenses or other obligations owed to Securities Intermediary to be paid from any interest earned in respect of the Collateral, or hold any interest earned in respect of the Collateral (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.  Upon its resignation and delivery of the Collateral as set forth in this Section 12, Securities Intermediary shall be discharged of and from any and all further obligations arising in connection with the Collateral or this Agreement.

13.           Securities Intermediary.

(a)       The duties, responsibilities and obligations of Securities Intermediary shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against Securities Intermediary. Securities Intermediary shall not be subject to, nor required to comply with, any other agreement to which Pledgor or the Secured Parties are a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement)

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from Pledgor or the Secured Parties or an entity acting on their behalf. Securities Intermediary shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b)       If at any time Securities Intermediary is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral), Securities Intermediary is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if Securities Intermediary complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Securities Intermediary shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(c)       Securities Intermediary shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of fraud, gross negligence or willful misconduct on its part. In no event shall Securities Intermediary be liable other than for fraud, gross negligence or willful misconduct  (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from Pledgor and the Secured Parties or any entity acting on behalf of Pledgor or the Secured Parties, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its fraud, gross negligence or willful misconduct) in the investment or reinvestment of the Collateral, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Collateral, valued as of the date of deposit, but only to the extent of direct money damages.

(d)       If any fees, expenses or costs incurred by, or any obligations owed to, Securities Intermediary or its counsel hereunder are not promptly paid when due, Securities Intermediary may reimburse itself therefor from the Collateral and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Collateral for such purpose. Securities Intermediary may in its sole discretion withhold from any distribution of any interest earned in respect of the Collateral an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which Securities Intermediary is entitled to hereunder.

(e)       As security for the due and punctual performance of any and all of Pledgor's obligations to Securities Intermediary hereunder, now or hereafter arising, Pledgor hereby pledges, assigns and grants to Securities Intermediary a continuing security interest in, and a lien on, the Collateral and all Distributions thereon or additions thereto. The security interest of Securities Intermediary shall at all times be valid, perfected and enforceable by Securities Intermediary against Pledgor and the Secured Parties and all third parties in accordance with the terms of this Agreement.

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(f)       Securities Intermediary may consult with legal counsel of its own choosing, at the expense of Pledgor, as to any matter relating to this Agreement, and Securities Intermediary shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(g)       Securities Intermediary shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Securities Intermediary (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(h)       Securities Intermediary shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Securities Intermediary may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(i)       Securities Intermediary shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. Securities Intermediary shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(j)       Securities Intermediary shall not be under any duty to give the Collateral held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(k)       When Securities Intermediary acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, Securities Intermediary, absent fraud, gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of Pledgor or the Secured Parties or is not in the form Pledgor and the Secured Parties sent or intended to send (whether due to fraud, distortion or otherwise). Pledgor shall indemnify Securities Intermediary against any loss, liability, claim or reasonable expense (including reasonable and documented out-of-pocket legal fees and expenses) it may incur with its acting in accordance with any such communication.

(l)       In the event of any dispute between or conflicting claims among Pledgor and the Secured Parties and any other person or entity with respect to any Collateral, Securities Intermediary shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Collateral so long as such dispute or conflict shall

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continue, and Securities Intermediary shall not be or become liable in any way to Pledgor and the Secured Parties for failure or refusal to comply with such conflicting claims, demands or instructions.  Securities Intermediary shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Securities Intermediary or (ii) Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to Securities Intermediary, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. Securities Intermediary shall act on such court order and legal opinions without further question.  Securities Intermediary may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and reasonable expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by Pledgor.

(m)      Securities Intermediary shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

(n)       Securities Intermediary does not have any interest in the Collateral deposited hereunder but is serving as securities intermediary and escrow holder only and having only possession thereof. Pledgor shall pay or reimburse Securities Intermediary upon request for any transfer taxes or other taxes relating to the Collateral incurred in connection herewith and shall indemnify and hold harmless Securities Intermediary from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. Pledgor and the Secured Parties will provide Securities Intermediary with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that Securities Intermediary shall only be responsible for income reporting with respect to income earned on the Collateral and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of Securities Intermediary.

(o)       For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and Securities Intermediary may conclusively rely upon such instructions or directions, delivered, and executed by representatives of Pledgor or the Secured Parties designated on Scheduled 1 attached hereto and made a part hereof (each such representative, an Authorized Person) which such designation shall include specimen signatures of such representatives, as such Schedule 1 may be updated from time to time.

14.           Termination.  The rights and powers granted herein to the Secured Parties have been granted in order to perfect its security interest in the Collateral and the Account, are powers

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coupled with an interest and shall not be affected by the lapse of time.  The obligations of Securities Intermediary under Sections 10, 11 and 13 above shall continue in effect until the earlier of (i) the date on which Pledgor makes suitable arrangements with the consent of the Secured Parties following the resignation of Securities Intermediary and (ii) the Secured Parties have notified Securities Intermediary in writing, with a copy to Pledgor, that this Agreement is to be terminated in accordance with the terms of Section 4.16 of the PSA.

15.            Withdrawal of Collateral by Pledgor.  Pledgor may provide written notice to the Secured Parties and Securities Intermediary that Pledgor is entitled to return of all or a portion of the Collateral in the Account only in accordance with Sections 5(a) and 5(d).  Solely in the circumstances described in Sections 5(a) and 5(d), Securities Intermediary shall, without inquiry and in reliance on Pledgor’s notice and without further consent of the Secured Parties, transfer the Collateral pursuant to the Written Instructions of Pledgor.  Pledgor covenants for the benefit of the Secured Parties that it will not deliver any written notice contemplated by this Section 15 to Securities Intermediary except pursuant to Section 5 hereof  (and, by reference, Sections 4.05, 4.06 or 4.16 of the PSA).  The Securities Intermediary is not a party to the Pledge Agreement and has no duties under the Pledge Agreement.  Securities Intermediary shall have no duty to determine whether Pledgor has complied with the immediately preceding sentence nor shall such covenant by Pledgor constitute a limitation on Securities Intermediary’s right to act upon a notice given under this Section 15 without inquiry; provided, however, that Securities Intermediary shall not return any of the Collateral in the Account to Pledgor if a Hold Notice or Notice of Exclusive Control has been delivered by the Secured Parties to Securities Intermediary and is in effect.  This Agreement shall terminate automatically after Securities Intermediary has delivered all of the Collateral held in the Account to Pledgor in accordance with the terms of Section 5(d).

16.           Representations.  Each of the Pledgor and each of the Secured Parties represents and warrants to Securities Intermediary that (i) it has the power to execute this Agreement, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance and (ii) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

17.           Ambiguity.  In the event of any ambiguity or uncertainty hereunder or in any Written Instructions, Securities Intermediary may, in its sole discretion, refrain from taking any action other than to retain possession of the Collateral, unless Securities Intermediary receives new or revised Written Instructions which eliminate such ambiguity or uncertainty; provided that nothing in the foregoing sentence shall affect the rights or obligations of the Secured Parties and Securities Intermediary under Section 7 of this Agreement.

18.           Entire Agreement.  This Agreement, the PSA, any schedules or exhibits hereto and documents referred to herein or therein and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof.

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19.           Amendments.  No amendment, modification or (except as otherwise specified in Section 14 above) termination of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void.  No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

20.           Severability.  If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

21.           Successors.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

22.           Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and signed by an authorized person and shall be deemed to have been properly given (i) when delivered in person, or (ii) when sent by telecopy or other electronic means as approved in advance by Securities Intermediary and electronic confirmation of error free receipt is received or (iii) upon receipt of notice sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the party as follows:

(a)	if to Pledgor, to it at:

Fintech Investments Ltd.
c/o KENDRIS AG
Steinengraben 5
CH-4051 Basel Switzerland
Telephone No.:  4158 450 5240
Facsimile No.:   4158 450 5270
Attention:  Mr. André Spörri
Email: jrr@fintechadv.com; em@fintechadv.com

(b)	if to Securities Intermediary, to it at:

Deutsche Bank Trust Company Americas
60 Wall Street
16th Floor
New York NY  10005
Fax:  732-578-4593
Attn:  Escrow Manager
Email: tss-ny.escrow-team@db.com

and

(c)	if to the Secured Parties, to them at:

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Telecom Italia
Andrea Balzarini
Head of Finance
Via Negri, 1-20123 Milano
Phone +39 02 8595 4705
Email: andrea.balzarini@telecomitalia.it

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

23.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.  Delivery of an executed counterpart of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

24.           Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver.  This Agreement and the Account shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The State of New York shall be deemed to be the location of Securities Intermediary.  The Secured Parties, Pledgor and Securities Intermediary hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  To the extent that in any jurisdiction the Secured Parties or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Secured Parties and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity.  The Secured Parties, Pledgor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

25.           Representations.  Each party hereby represents and warrants that the individual executing this Agreement on its behalf has the requisite power and authority to do so and to bind such party to the terms of this Agreement.

26.           USA PATRIOT Act Section 326 Customer Identification Program.  The parties acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Agreement agree that they will provide to Securities Intermediary such information as it may request, from time to time, in order for Securities Intermediary to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

13

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FINTECH INVESTMENTS LTD., as Pledgor

By:
Name:
Title:

By:
Name:
Title:

TELECOM ITALIA S.p.A., as Secured Party

By:
Name:
Title:

TELECOM ITALIA INTERNATIONAL N.V., as Secured Party

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Securities Intermediary

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

FORM OF NOTICE OF EXCLUSIVE CONTROL

____________________, 200__

_________________________________________

_________________________________________

_________________________________________

Attention:  ________________________________

Reference is made to that certain agreement, dated [______________________], (the “Account Control Agreement”) by and among among Fintech Investments Ltd., a limited liability company duly organized and existing under the laws of the British Virgin Islands, with an address of Road Town, Tortola, British Virgin Islands, as Pledgor (“Pledgor”), Deutsche Bank Trust Company Americas, with an address of 60 Wall Street, Mailstop NYC60-2710, New York, NY 10005, as Securities Intermediary (“Securities Intermediary”), Telecom Italia S.p.A., a company duly organized and existing under the laws of Italy, with its registered office at Piazza degli Affari, 2, Milan, Italy (“TI”), and Telecom Italia International N.V., a company duly organized and existing under the laws of The Netherlands, with its registered office at Strawinskylaan 1627, 1077XX Amsterdam, (“TII” and together with TI, the “Secured Parties”) as Secured Parties. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Account Control Agreement.

Pursuant to the terms of the Account Control Agreement we hereby give you notice to immediately cease honoring Pledgor’s instructions with respect to the Account, and to immediately comply with the terms and conditions set forth in the Account Control Agreement relevant to the transfer of control of the Account to the Secured Parties, including but not limited to redirection of such funds.

Please acknowledge receipt of this notice by signing below and returning an original to:

[Add full address and contact detail]

Very truly yours,

[________________________________], as Secured Party

By:  ________________________________

Name: ______________________________

Title: _______________________________

[________________________________], as Secured Party

By:  ________________________________

Name: ______________________________

Title: _______________________________

RECEIPT ACKNOWLEDGED ON _____________________, 200__:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Security Intermediary,

By:  ________________________________

Name: ______________________________

Title: _______________________________

Copy to: Fintech Investments Ltd., as Pledgor.

EXHIBIT B

FORM OF WITHDRAWAL INSTRUCTION

____________________, 200__

___________-______________________________

___________-______________________________

___________-______________________________

Attention:  _________________________________

Reference is made to that certain agreement, dated [______________________], (the “Account Control Agreement”) by and among among Fintech Investments Ltd., a limited liability company duly organized and existing under the laws of the British Virgin Islands, with an address of Road Town, Tortola, British Virgin Islands, as Pledgor (“Pledgor”), Deutsche Bank Trust Company Americas, with an address of 60 Wall Street, Mailstop NYC60-2710, New York, NY 10005, as Securities Intermediary (“Securities Intermediary”), Telecom Italia S.p.A., a company duly organized and existing under the laws of Italy, with its registered office at Piazza degli Affari, 2, Milan, Italy (“TI”), and Telecom Italia International N.V., a company duly organized and existing under the laws of The Netherlands, with its registered office at Strawinskylaan 1627, 1077XX Amsterdam, (“TII” and together with TI, the “Secured Parties”) as Secured Parties. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Account Control Agreement.

Pursuant to the terms of the Account Control Agreement we hereby certify that (i) (a) there is an outstanding Payment Amount of $[_________________] that has not been paid when due by the Pledgor and (b) the Secured Parties expect to incur fees and expenses of $[____________] in connection with the exercise of their rights under the PSA (collectively, the “Covered Obligations”), (ii) 80% the ATV of the Pledged Shares is $[_________________] per Pledged Share (the “Adjusted Value”), and (iii) therefore, the Secured Parties request (a) $[_______________] of Cash Collateral and (b) [___________________] Pledged Shares, which together (taking into account the Adjusted Value of the requested Pledged Shares) is equal to the Covered Obligations.

The Pledged Shares and Cash Collateral shall be delivered to the Secured Parties at the following account(s):

Please acknowledge receipt of this notice by signing below and returning an original to:

[Add full address and contact detail ]

S-1

Very truly yours,

[________________________________], as Secured Party

By:  ________________________________

Name: ______________________________

Title: _______________________________

[________________________________], as Secured Party

By:  ________________________________

Name: ______________________________

Title: _______________________________

RECEIPT ACKNOWLEDGED ON _____________________, 200__:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Security Intermediary,

By:  ________________________________

Name: ______________________________

Title: _______________________________

Copy to: Fintech Investments Ltd., as Pledgor.